Filed Pursuant to Rule 424(b)(5)
Registration No. 333-180731

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 17, 2012)

196,784 Shares of Common Stock

PACIFIC ETHANOL, INC.

We are offering 196,784 shares of our common stock in this offering. The shares of common stock are being offered solely to holders of our Series B Cumulative Convertible Preferred Stock, or Series B Preferred Stock, in satisfaction of a portion of the amount of accrued and unpaid dividends on shares of outstanding Series B Preferred Stock. The shares of common stock are being offered solely to the holders of our Series B Preferred Stock at a negotiated offering price of $3.72 per share.

Our common stock is listed on The NASDAQ Capital Market under the symbol “PEIX.” On September 12, 2013, the last reported sales price of our common stock on The NASDAQ Capital Market was $3.77 per share. The aggregate market value of our outstanding common equity held by non-affiliates on September 12, 2013 was approximately $52.3 million, based on 14,421,823 shares of outstanding common stock, of which 551,116 shares are held by affiliates, and a per share price of $3.77 based on the closing price of our common stock on September 12, 2013. During the twelve calendar months prior to and including the date hereof, we have offered securities with an aggregate market value of $1.4 million pursuant to General Instruction I.B.6. of Form S-3. During the twelve calendar months prior to and including the date hereof, we have sold 174,738 shares of common stock pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves certain risks. Before purchasing our common stock and warrants, please review the information, including the information incorporated by reference, under the heading “Risk Factors” beginning on Page S-5 of this prospectus supplement and page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 13, 2013.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
PACIFIC ETHANOL, INC	3
RISK FACTORS	4
USE OF PROCEEDS	5
RATIO OF EARNINGS TO FIXED CHARGES	5
DESCRIPTION OF DEBT SECURITIES	6
DESCRIPTION OF CAPITAL STOCK	18
DESCRIPTION OF PREFERRED STOCK	25
DESCRIPTION OF WARRANTS	28
DESCRIPTION OF UNITS	29
GLOBAL SECURITIES	31
PLAN OF DISTRIBUTION	33
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	35
LEGAL MATTERS	35
EXPERTS	35
WHERE YOU CAN FIND MORE INFORMATION	36
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	37

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission before the date of this prospectus supplement, on the other hand, you should rely on this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares of common stock being offered and other information you should know before investing in the securities offered hereby. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” on page S-18 of this prospectus supplement.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

When used in this prospectus, the terms “Pacific Ethanol,” “we,” “our” and “us” refer to Pacific Ethanol, Inc. and its consolidated subsidiaries, unless otherwise specified.

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PROSPECTUS SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Pacific Ethanol

Overview

We are the leading marketer and producer of low-carbon renewable fuels in the Western United States.

We market all the ethanol produced by four ethanol production facilities located in California, Idaho and Oregon, or Pacific Ethanol Plants, all the ethanol produced by two other ethanol producers in the Western United States and ethanol purchased from other third-party suppliers throughout the United States. We also market ethanol co-products, including wet distillers grains and syrup, or WDG, for the Pacific Ethanol Plants. In addition, we began producing and selling corn oil in June 2013.

We have extensive customer relationships throughout the Western United States. Our ethanol customers are integrated oil companies and gasoline marketers who blend ethanol into gasoline. We arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Our WDG customers are dairies and feedlots located near the Pacific Ethanol Plants. Our corn oil customers are poultry and biodiesel producers.

We have extensive supplier relationships throughout the Western and Midwestern United States. In some cases, we have marketing agreements with suppliers to market all of the output of their facilities.

We hold an 85% ownership interest in New PE Holdco LLC, or New PE Holdco, the owner of each of the plant holding companies, or Plant Owners, that collectively own the Pacific Ethanol Plants. We operate and maintain the Pacific Ethanol Plants under the terms of an asset management agreement with New PE Holdco and the Plant Owners.

We also market ethanol and WDG produced by the Pacific Ethanol Plants under the terms of separate marketing agreements with the Plant Owners whose facilities are operational. In addition, we provide operations, maintenance and accounting services for a 250,000 gallon per year cellulosic integrated biorefinery owned by ZeaChem Inc. in Boardman, Oregon, which is adjacent to the Pacific Ethanol Columbia plant.

The Pacific Ethanol Plants are comprised of the four facilities described immediately below and have an aggregate annual production capacity of up to 200 million gallons. Three of the facilities are currently operational and one of the facilities is currently idled. As future market conditions change, we may increase, decrease or idle production at one or more operational or resume operations at any idled facility.

Facility Name	Facility Location	Estimated Annual Capacity (gallons)	Current Operating Status
Magic Valley	Burley, ID	60,000,000	Operating
Columbia	Boardman, OR	40,000,000	Operating
Stockton	Stockton, CA	60,000,000	Operating
Madera	Madera, CA	40,000,000	Idled

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We earn fees as follows under our asset management and other agreements with New PE Holdco and the Plant Owners:

•	ethanol marketing fees of approximately 1% of the net sales price, but not less than $0.015 per gallon and not more than $0.0225 per gallon;

•	corn procurement and handling fees of $0.045 per bushel;

•	WDG fees of 5% of the third-party purchase price, but not less than $2.00 per ton and not more than $3.50 per ton; and

•	asset management fees of $75,000 per month for each operating facility and $40,000 per month for each idled facility.

We intend to advance our position as the leading marketer and producer of low-carbon renewable fuels in the Western United States, in part by expanding our relationships with customers and third-party ethanol producers to market higher volumes of ethanol and by expanding the market for ethanol by continuing to work with state governments to encourage the adoption of policies and standards that promote ethanol as a fuel additive and transportation fuel. Further, we may seek to provide management services for other third-party ethanol production facilities in the Western United States.

Current Initiatives and Outlook

Our ownership interest in the Pacific Ethanol Plants is now at 85%. At current production margins, the Pacific Ethanol Plants are operating profitably and contributing positively to our overall financial position. Our fourth quarter is a seasonally slow quarter, but we expect a continued increase in the demand for ethanol and a strong margin environment in 2014.

As noted above, we began producing corn oil at our Magic Valley facility in June 2013, allowing us to diversify our revenue and providing immediate incremental gross profit. We expect to begin producing corn oil in nominal amounts at our Stockton facility in the third quarter of 2013, and expect to produce corn oil in meaningful amounts at both facilities by the end of the fourth quarter of 2013. We are evaluating whether and when to implement corn oil production technology at the remaining two Pacific Ethanol Plants.

We continue to focus on increasing operating efficiencies and improving yields at the Pacific Ethanol Plants. To this end, we installed yield-enhancing Cellunators™ technology at our Stockton facility, allowing us to increase yields by increasing available starch for conversion. This technology also may allow us to produce cellulosic corn ethanol.

The regulatory environment continues to support the long-term demand for renewable fuels. California’s Low-Carbon Fuel Standard requires refiners to reduce the carbon intensity of their fuels by 10% between 2011 and 2020, which we believe is an aggressive requirement that will necessitate a significant amount of low-carbon fuel to displace gasoline in the California fuel supply. We continue to reduce energy use at the Pacific Ethanol Plants to lower the carbon intensity of our ethanol. We believe that we have a significant advantage in the marketplace because we produce among the lowest-carbon ethanol commercially produced in the United States which enables us to capture a premium for ethanol we produce.

We also continue to diversify our feedstock by using a blend of corn and sorghum, which reduces feedstock costs and reduces the carbon output of ethanol we produce. The United States Department of Agriculture anticipates a record 2013-2014 corn crop, but we are uncertain how the new crop will affect our ethanol production and intend to operate the Pacific Ethanol Plants with flexibility in anticipation of the new crop.

Our 2013 strategic goals include further improving operating efficiencies at the Pacific Ethanol Plants; continuing to diversify our revenue and feedstock; and continuing to increase the value of our produced ethanol by further reducing its carbon intensity, all of which are directed at supporting sustained profitable growth.

Corporate Information

We are a Delaware corporation that was incorporated in February 2005. Our principal executive offices are located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814. Our telephone number is (916) 403-2123 and our Internet website is www.pacificethanol.net. The content of our Internet website does not constitute a part of this prospectus.

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THE OFFERING

Common stock offered by us	196,784 Shares offered solely to holders of our Series B Preferred Stock, in satisfaction of a portion of the amount of accrued and unpaid dividends on shares of outstanding Series B Preferred Stock.

Common stock outstanding immediately prior to this offering	14,421,823 shares

Common stock to be outstanding immediately after this offering	14,618,607 shares

Use of proceeds	We will not receive any proceeds from the issuance of the shares of common stock offered under this prospectus to the holders of our Series B Preferred Stock.

Risk factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus for a discussion of factors that you should read and consider before investing in our securities.

The NASDAQ Capital Market symbol	PEIX

The number of shares of common stock shown above to be outstanding after this offering is based on the 14,421,823 shares outstanding as of September 12, 2013 and excludes the following as of September 12, 2013:

•	257,153 shares of common stock reserved for issuance under our 2006 Stock Incentive Plan, or 2006 Plan, of which options to purchase 241,246 shares were outstanding as of that date, at a weighted average exercise price of $4.20 per share;

•	762 shares of common stock reserved for issuance under outstanding options issued under our 2004 Stock Option Plan, or 2004 Plan, at a weighted average exercise price of $867.23 per share;

•	8,274,525 shares of common stock reserved for issuance under warrants to purchase common stock outstanding as of that date at a weighted average exercise price of $10.30 per share;

•	569,048 shares of common stock reserved for issuance upon conversion of our Series B Preferred Stock; and

•	any additional shares of common stock we may issue from time to time after that date.

As a result of the issuance of securities in this offering, the exercise price of certain of our outstanding warrants will be adjusted downward as a result of weighted-average anti-dilution price protection provisions contained in the agreements governing such securities.

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RISK FACTORS

Investing in the securities offered hereby involves a high degree of risk. You should carefully consider the following risks factors and the risk factors incorporated by reference to our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before investing in our securities. If any of these risks materialize, our business, financial condition or results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We have incurred significant losses and negative operating cash flow in the past and we may incur significant losses and negative operating cash flow in the foreseeable future. Continued losses and negative operating cash flow will hamper our operations and prevent us from expanding our business.

We have incurred significant losses and negative operating cash flow in the past. For the six months ended June 30, 2013, we incurred a consolidated net loss of approximately $5.0 million and a negative operating cash flow of approximately $3.7 million. For 2012 and 2011, we incurred consolidated net losses of approximately $43.4 million and $4.0 million and negative operating cash flows of approximately $20.8 million and $4.0 million, respectively. We believe that we may incur significant losses and negative operating cash flows in the foreseeable future. We expect to rely on cash on hand, cash, if any, generated from our operations and cash, if any, generated from future financing activities, to fund all of the cash requirements of our business. Continued losses and negative operating cash flow may hamper our operations and impede us from expanding our business. Continued losses and negative operating cash flows are also likely to make our capital raising needs more acute while limiting our ability to raise additional financing on favorable terms.

The results of our operations and our ability to operate at a profit is largely dependent on managing the prices of corn, natural gas, ethanol and WDG, all of which are subject to significant volatility and uncertainty.

Our results of operations are highly impacted by commodity prices, including the cost of corn and natural gas that we must purchase, and the prices of ethanol and WDG that we sell. Prices and supplies are subject to and determined by market forces over which we have no control, such as weather, domestic and global demand, shortages, export prices and various governmental policies in the United States and around the world.

As a result of price volatility of corn, natural gas, ethanol and WDG, our results of operations may fluctuate substantially. In addition, increases in corn or natural gas prices or decreases in ethanol or WDG prices may make it unprofitable to operate. In fact, some of our marketing activities will likely be unprofitable in a market of generally declining ethanol prices due to the nature of our business. For example, to satisfy customer demands, we must maintain certain quantities of ethanol inventory for subsequent resale. Moreover, we procure much of our inventory outside the context of a marketing arrangement and therefore must buy ethanol at a price established at the time of purchase and sell ethanol at an index price established later at the time of sale that is generally reflective of movements in the market price of ethanol. As a result, our margins for ethanol sold in these transactions generally decline and may turn negative as the market price of ethanol declines.

No assurance can be given that corn or natural gas can be purchased at, or near, current or any particular prices or that ethanol or WDG will sell at, or near, current or any particular prices. Consequently, our results of operations and financial position may be adversely affected by increases in the price of corn or natural gas or decreases in the price of ethanol or WDG.

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Over the past several years, the spread between ethanol and corn prices has fluctuated widely and narrowed significantly. Fluctuations are likely to continue to occur. A sustained narrow spread or any further reduction in the spread between ethanol and corn prices, whether as a result of sustained high or increased corn prices or sustained low or decreased ethanol prices, would adversely affect our results of operations and financial position. Further, combined revenues from sales of ethanol and WDG could decline below the marginal cost of production, which could cause us to suspend production of ethanol and WDG at some or all of the Pacific Ethanol Plants.

We are currently a member of New PE Holdco with limited control over certain business decisions. As a result, our interests may not be as well served as if we were in control of all aspects of the business of New PE Holdco, which could adversely affect its contribution to our results of operations and our business prospects related to that entity.

New PE Holdco owns, and we operate, the Pacific Ethanol Plants. We currently hold an 85% ownership interest in New PE Holdco. While this represents the single largest ownership position in New PE Holdco and although we have the power to make decisions regarding the activities of New PE Holdco that most significantly impact New PE Holdco’s economic performance by virtue of the terms of the asset management agreement we have with New PE Holdco and the Plant Owners and by virtue of the fact that Neil Koehler, our President and Chief Executive Officer, is the sole manager of New PE Holdco, some actions require the consent of holders of 100% of the ownership interests. In addition, we are precluded from voting on matters in which we have a direct financial interest, such as the amendment or extension of the asset management agreement we have with New PE Holdco and the Plant Owners and/or the marketing agreements we have with the Plant Owners whose facilities are operational. As a result of these limitations, we are dependent on the business judgment of the other owners of New PE Holdco in respect of a number of significant matters bearing on the operations of the Pacific Ethanol Plants. Consequently, our interests may not be as well served as if we were in complete control of New PE Holdco, and the contribution by New PE Holdco to our results of operations and our business prospects related to that entity may be adversely affected by our lack of control over that entity.

Increased ethanol production may cause a decline in ethanol prices or prevent ethanol prices from rising, and may have other negative effects, adversely impacting our results of operations, cash flows and financial condition.

We believe that the most significant factor influencing the price of ethanol has been the substantial increase in ethanol production in recent years. Domestic ethanol production capacity has increased steadily from an annualized rate of 1.5 billion gallons per year in January 1999 to 14.9 billion gallons in 2012 according to the Renewable Fuels Association. However, increases in the demand for ethanol may not be commensurate with increases in the supply of ethanol, thus leading to lower ethanol prices. Demand for ethanol could be impaired due to a number of factors, including regulatory developments and reduced United States gasoline consumption. Reduced gasoline consumption has occurred in the past and could occur in the future as a result of increased gasoline or oil prices.

The market price of ethanol is volatile and subject to large fluctuations, which may cause our profitability or losses to fluctuate significantly.

The market price of ethanol is volatile and subject to large fluctuations. The market price of ethanol is dependent upon many factors, including the supply of ethanol and the price of gasoline, which is in turn dependent upon the price of petroleum which is highly volatile and difficult to forecast. Fluctuations in the market price of ethanol may cause our profitability or losses to fluctuate significantly.

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Some of our marketing activities will likely be unprofitable in a market of generally declining ethanol prices due to the nature of our business.

Some of our marketing activities will likely be unprofitable in a market of generally declining ethanol prices due to the nature of our business. For example, to satisfy customer demands, we must maintain certain quantities of ethanol inventory for subsequent resale. Moreover, we procure much of our inventory outside the context of a marketing arrangement and therefore must buy ethanol at a price established at the time of purchase and sell ethanol at an index price established later at the time of sale that is generally reflective of movements in the market price of ethanol. As a result, our margins for ethanol sold in these transactions generally decline and may turn negative as the market price of ethanol declines.

Disruptions in ethanol production infrastructure may adversely affect our business, results of operations and financial condition.

Our business depends on the continuing availability of rail, road, port, storage and distribution infrastructure. In particular, due to limited storage capacity at the Pacific Ethanol Plants and other considerations related to production efficiencies, the Pacific Ethanol Plants depend on just-in-time delivery of corn. The production of ethanol also requires a significant and uninterrupted supply of other raw materials and energy, primarily water, electricity and natural gas. The prices of electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. Local water, electricity and gas utilities may not be able to reliably supply the water, electricity and natural gas that the Pacific Ethanol Plants will need or may not be able to supply those resources on acceptable terms. Any disruptions in the ethanol production infrastructure, whether caused by labor difficulties, earthquakes, storms, other natural disasters or human error or malfeasance or other reasons, could prevent timely deliveries of corn or other raw materials and energy and may require the Pacific Ethanol Plants to halt production which could have a material adverse effect on our business, results of operations and financial condition.

We and the Pacific Ethanol Plants may engage in hedging transactions and other risk mitigation strategies that could harm our results of operations.

In an attempt to partially offset the effects of volatility of ethanol prices and corn and natural gas costs, the Pacific Ethanol Plants may enter into contracts to fix the price of a portion of their ethanol production or purchase a portion of their corn or natural gas requirements on a forward basis. In addition, we may engage in other hedging transactions involving exchange-traded futures contracts for corn, natural gas and unleaded gasoline from time to time. The financial statement impact of these activities is dependent upon, among other things, the prices involved and our ability to sell sufficient products to use all of the corn and natural gas for which forward commitments have been made. Hedging arrangements also expose us to the risk of financial loss in situations where the other party to the hedging contract defaults on its contract or, in the case of exchange-traded contracts, where there is a change in the expected differential between the underlying price in the hedging agreement and the actual prices paid or received by us. As a result, our results of operations and financial position may be adversely affected by fluctuations in the price of corn, natural gas, ethanol and unleaded gasoline.

Operational difficulties at the Pacific Ethanol Plants could negatively impact sales volumes and could cause us to incur substantial losses.

Operations at the Pacific Ethanol Plants are subject to labor disruptions, unscheduled downtimes and other operational hazards inherent in the ethanol production industry, including equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures, transportation accidents and natural disasters. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Insurance obtained by the Pacific Ethanol Plants may not be adequate to fully cover the potential operational hazards described above or the Pacific Ethanol Plants may not be able to renew this insurance on commercially reasonable terms or at all.

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Moreover, the production facilities at the Pacific Ethanol Plants may not operate as planned or expected. All of these facilities are designed to operate at or above a specified production capacity. The operation of these facilities is and will be, however, subject to various uncertainties. As a result, these facilities may not produce ethanol and its co-products at expected levels. In the event any of these facilities do not run at their expected capacity levels, our business, results of operations and financial condition may be materially and adversely affected.

The United States ethanol industry is highly dependent upon myriad federal and state legislation and regulation and any changes in legislation or regulation could have a material adverse effect on our results of operations and financial condition.

Various studies have criticized the efficiency of ethanol in general, and corn-based ethanol in particular, which could lead to the reduction or repeal of mandates that require the use and domestic production of ethanol or otherwise negatively impact public perception and acceptance of ethanol as an alternative fuel.

Although many trade groups, academics and governmental agencies have supported ethanol as a fuel additive that promotes a cleaner environment, others have criticized ethanol production as consuming considerably more energy and emitting more greenhouse gases than other biofuels and as potentially depleting water resources. Other studies have suggested that ethanol negatively impacts consumers by causing higher prices for dairy, meat and other foodstuffs from livestock that consume corn. If these views gain acceptance, support for existing measures requiring the use and domestic production of corn-based ethanol could decline, leading to a reduction or repeal of these measures. These views could also negatively impact public perception of the ethanol industry and acceptance of ethanol as a component for blending in transportation fuel.

Waivers or repeal of the national Renewable Fuel Standard’s minimum levels of renewable fuels included in gasoline could have a material adverse effect on our results of operations.

Shortly after passage of the Energy Independence and Security Act of 2007, which increased the minimum mandated required usage of ethanol, a Congressional sub-committee held hearings on the potential impact of the national Renewable Fuel Standard, or RFS, on commodity prices. While no action was taken by the sub-committee towards repeal of the national RFS, any attempt by Congress to re-visit, repeal or grant waivers of the national RFS could adversely affect demand for ethanol and could have a material adverse effect on our results of operations and financial condition.

The ethanol production and marketing industry is extremely competitive. Many of our significant competitors have greater production and financial resources and one or more of these competitors could use their greater resources to gain market share at our expense. In addition, a number of Kinergy’s suppliers may circumvent the marketing services we provide, causing our sales and profitability to decline.

The ethanol production and marketing industry is extremely competitive. Many of our significant competitors in the ethanol production and marketing industry, including Archer Daniels Midland Company and Valero Energy Corporation, have substantially greater production and/or financial resources. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time. Successful competition will require a continued high level of investment in marketing and customer service and support. Our limited resources relative to many significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and cause a decline in market share, sales and profitability. Even if sufficient funds are available, we may not be able to make the modifications and improvements necessary to compete successfully.

We also face increasing competition from international suppliers. Currently, international suppliers produce ethanol primarily from sugar cane and have cost structures that are generally substantially lower than the cost structures of the Pacific Ethanol Plants. Any increase in domestic or foreign competition could cause the Pacific Ethanol Plants to reduce their prices and take other steps to compete effectively, which could adversely affect their and our results of operations and financial condition.

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In addition, some of our suppliers are potential competitors and, especially if the price of ethanol reaches historically high levels, they may seek to capture additional profits by circumventing our marketing services in favor of selling directly to our customers. If one or more of our major suppliers, or numerous smaller suppliers, circumvent our marketing services, our sales and profitability may decline.

If Kinergy fails to satisfy its financial covenants under its credit facility, it may experience a loss or reduction of that facility, which would have a material adverse effect on our financial condition and results of operations.

We are substantially dependent on Kinergy’s credit facility to help finance its operations. Kinergy must satisfy quarterly financial covenants under its credit facility, including covenants regarding its quarterly EBITDA and fixed coverage ratios. Kinergy will be in default under its credit facility if it fails to satisfy any financial covenant. A default may result in the loss or reduction of the credit facility. The loss of Kinergy’s credit facility, or a significant reduction in Kinergy’s borrowing capacity under the facility, would result in Kinergy’s inability to finance a significant portion of its business and would have a material adverse effect on our financial condition and results of operations.

The high concentration of our sales within the ethanol marketing and production industry could result in a significant reduction in sales and negatively affect our profitability if demand for ethanol declines.

We expect to be completely focused on the marketing and production of ethanol and its co-products for the foreseeable future. We may be unable to shift our business focus away from the marketing and production of ethanol to other renewable fuels or competing products. Accordingly, an industry shift away from ethanol or the emergence of new competing products may reduce the demand for ethanol. A downturn in the demand for ethanol would likely materially and adversely affect our sales and profitability.

In addition to ethanol produced by the Pacific Ethanol Plants, we also depend on a small number of third-party suppliers for a significant portion of the ethanol we sell. If any of these suppliers does not continue to supply us with ethanol in adequate amounts, we may be unable to satisfy the demands of our customers and our sales, profitability and relationships with our customers will be adversely affected.

In addition to the ethanol produced by the Pacific Ethanol Plants, we also depend, and expect to continue to depend for the foreseeable future, on a small number of third-party suppliers for a significant portion of the total amount of ethanol that we sell. Our third-party suppliers are primarily located in the Midwestern United States. The delivery of ethanol from these suppliers is therefore subject to delays resulting from inclement weather and other conditions. If any of these suppliers is unable or declines for any reason to continue to supply us with ethanol in adequate amounts, we may be unable to replace that supplier and source other supplies of ethanol in a timely manner, or at all, to satisfy the demands of our customers. If this occurs, our sales, profitability and our relationships with our customers will be adversely affected.

We may be adversely affected by environmental, health and safety laws, regulations and liabilities.

We are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require us to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns. In addition, we have made, and expect to make, significant capital expenditures on an ongoing basis to comply with increasingly stringent environmental laws, regulations and permits.

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We may be liable for the investigation and cleanup of environmental contamination at each of the Pacific Ethanol Plants or other third-party plants that we operate and at off-site locations where we arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require us to expend significant amounts for investigation, cleanup or other costs.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make significant additional expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at the Pacific Ethanol Plants. Present and future environmental laws and regulations, and interpretations of those laws and regulations, applicable to our operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on our results of operations and financial condition.

The hazards and risks associated with producing and transporting our products (including fires, natural disasters, explosions and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on our results of operations and financial condition.

If we are unable to attract and retain key personnel, our ability to operate effectively may be impaired.

Our ability to operate our business and implement strategies depends, in part, on the efforts of our executive officers and other key employees. Our future success will depend on, among other factors, our ability to retain our current key personnel and attract and retain qualified future key personnel, particularly executive management. Failure to attract or retain key personnel could have a material adverse effect on our business and results of operations.

We depend on a small number of customers for the majority of our sales. A reduction in business from any of these customers could cause a significant decline in our overall sales and profitability.

The majority of our sales are generated from a small number of customers. During 2012 and 2011, three customers accounted for an aggregate of approximately 49% and 38% of our net sales, respectively. We expect that we will continue to depend for the foreseeable future upon a small number of customers for a significant portion of our sales. Our agreements with these customers generally do not require them to purchase any specified amount of ethanol or dollar amount of sales or to make any purchases whatsoever. Therefore, in any future period, our sales generated from these customers, individually or in the aggregate, may not equal or exceed historical levels. If sales to any of these customers cease or decline, we may be unable to replace these sales with sales to either existing or new customers in a timely manner, or at all. A cessation or reduction of sales to one or more of these customers could cause a significant decline in our overall sales and profitability.

Our lack of long-term ethanol orders and commitments by our customers could lead to a rapid decline in our sales and profitability.

We cannot rely on long-term ethanol orders or commitments by our customers for protection from the negative financial effects of a decline in the demand for ethanol or a decline in the demand for our marketing services. The limited certainty of ethanol orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales. Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. Furthermore, because we depend on a small number of customers for a significant portion of our sales, the magnitude of the ramifications of these risks is greater than if our sales were less concentrated. As a result of our lack of long-term ethanol orders and commitments, we may experience a rapid decline in our sales and profitability.

S-10

Risks Relating to Ownership of Our Common Stock and this Offering

Our future ability to raise capital may be limited by applicable laws and regulations.

Our capital raising activities have benefited from using a “shelf” registration on Form S-3, which typically enables an issuer to raise additional capital on a more timely and cost effective basis than through other means, such as registration of a securities offering under a Form S-1 registration statement. Our current and future ability to raise additional capital through the sale and issuance of our equity securities may be limited by, among other things, current Securities and Exchange Commission rules and regulations. Under current Securities and Exchange Commission rules and regulations, to be eligible to use a Form S-3 registration statement for primary offerings without restriction as to the amount of securities to be sold and issued, the aggregate market value of our common equity held by non-affiliates (i.e., our “public float”) must be at least $75.0 million at the time we file the Form S-3 (calculated pursuant to the General Instructions to Form S-3). Furthermore, with respect to our effective Form S-3 registration statement, the Securities and Exchange Commission’s rules and regulations require that we periodically re-evaluate the value of our public float (typically when we file our Annual Report on Form 10-K) to determine whether we continue to satisfy the foregoing public float requirement. As of the date of this prospectus, we do not satisfy the $75.0 million public float requirement. As a result, the amount we can raise through primary offerings of our securities in any 12-month period using a Form S-3 registration statement is limited to an aggregate of one-third of our public float. Moreover, the market value of all securities sold by us under our Form S-3 registration statements during the 12-month period prior to any intended sale will be subtracted from that amount to determine the amount we can then raise under our Form S-3 registration statements. If our public float increases to $75.0 million or more, this limitation would cease to apply until we conduct our next re-evaluation.

The conversion of convertible securities, the issuance of the shares of our common stock in payment of interest on outstanding promissory notes, and the exercise of outstanding options and warrants to purchase our common stock could substantially dilute your investment, impede our ability to obtain additional financing and cause us to incur additional expenses.

Our Series B Preferred Stock and convertible promissory notes, which are convertible into our common stock, and outstanding options to acquire our common stock issued to employees, directors and others, and warrants to purchase our common stock, allow the holders of these securities an opportunity to profit from a rise in the market price of our common stock such that conversion of the securities will result in dilution of the equity interests of our common stockholders. In addition, the issuance of shares of our common stock at our election in payment of principal and/or interest on our outstanding promissory notes will result in dilution of the equity interests of our common stockholders. The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of our outstanding convertible and other promissory notes, Series B Preferred Stock, options and warrants. In addition, holders of our outstanding promissory notes and certain warrants have registration rights with respect to the common stock underlying those notes and warrants, the registration of which involves substantial expense.

The voting power and value of your investment could decline if our outstanding securities that are convertible or exercisable into shares of our common stock are converted or exercised.

We have issued a significant amount of securities that are convertible or exercisable into shares of our common stock. The conversion or exercise of these securities could have a substantial negative impact on the price of our common stock and could result in a dramatic decrease in the value of your investment. The conversion or exercise prices applicable to some of our outstanding securities are subject to market-price protection that may cause the conversion or exercise prices to be reduced in the event of a decline in the market price of our common stock. In addition, the conversion or exercise prices of some of our outstanding securities are subject to downward anti-dilution adjustments, from time to time, if we issue securities at a purchase, exercise or conversion price that is less than the then-applicable conversion or exercise price of the applicable security. Consequently, the voting power and value of your investment in each of these events would decline if the securities are converted or exercised for shares of our common stock at lower prices as a result of the declining market price or sales of our securities are made below the conversion or exercise prices of some of our securities.

S-11

The market-price protection features of our convertible notes could also allow the convertible notes to become convertible into a greatly increased number of additional shares of our common stock, particularly if a holder of a convertible note sequentially converts portions of the note into shares of our common stock at alternate conversion prices and resells those shares into the market. If a holder of a convertible note sequentially converts portions of the note into shares of our common stock or if we issue shares of common stock in lieu of cash payments of principal and interest, each at alternate conversion prices, and the holder of the note resells those shares into the market, then the market price of our common stock could decline due to the additional shares available in the market, particularly in the event of any thin trading volume of our common stock. Consequently, if a holder of a convertible note repeatedly converts portions of the note or we repeatedly issue shares of common stock in lieu of cash payments of principal and/or interest on the note at alternate conversion prices and then the holder resells those underlying shares into the market, a continuous downward spiral of the market price of our common stock could occur that would benefit a holder of the convertible note at the expense of other existing or potential holders of our common stock, potentially creating a divergence of interests between a holder of the convertible note and investors who purchase the shares of common stock resold by a holder of the convertible note following conversion of the note.

The market price of our common stock and the value of your investment could substantially decline if our convertible notes or Series B Preferred Stock are converted into shares of our common stock, if we issue shares of our common stock in payment of principal and/or interest on our notes and if our options and warrants are exercised for shares of our common stock and all of these shares of common stock are resold into the market, or if a perception exists that a substantial number of shares will be issued upon conversion of our notes or Series B Preferred Stock, upon the payment of principal and/or interest on our promissory notes or upon exercise of our warrants or options and then resold into the market.

If the conversion prices at which the Series B Preferred Stock is converted, the conversion prices at which shares of common stock in payment of principal and/or interest on our notes are issued, and the exercise prices at which our warrants and options are exercised are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued upon conversion of Series B Preferred Stock, in lieu of cash payments of principal and/or interest on our notes and upon exercise of our warrants and options, or even the perception that these sales could occur, could adversely affect the market price of our common stock. As a result, you could experience a substantial decline in the value of your investment as a result of both the actual and potential conversion of our outstanding shares of Series B Preferred Stock, issuance of shares of common stock in lieu of cash payments of principal and/or interest on our notes and exercise of our outstanding warrants or options.

The issuance of shares upon the conversion of Series B Preferred Stock, upon the payment of principal and/or interest on our notes and upon the exercise of outstanding options and warrants could result in a change of control of Pacific Ethanol.

As of September 12, 2013, we had outstanding options, warrants, Series B Preferred Stock and notes that were exercisable for or convertible into approximately 10,264,748 shares of common stock based on conversion and exercise prices as of that date. A change of control of Pacific Ethanol could occur if a significant number of shares of our common stock are issued to the holders of our outstanding options, warrants, notes or shares of Series B Preferred Stock.  If a change of control occurs, then the stockholders who historically have controlled our company would no longer have the ability to exert significant control over matters that could include the election of our directors, changes in the size and composition of our board of directors, and mergers and other business combinations involving Pacific Ethanol. Instead, one or more other stockholders could gain the ability to exert this type of control and may also, through control of our board of directors and voting power, be able to control a number of decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets.

S-12

As a result of our issuance of shares of Series B Preferred Stock, our common stockholders may experience numerous negative effects and most of the rights of our common stockholders will be subordinate to the rights of the holders of our Series B Preferred Stock.

As a result of our issuance of shares of Series B Preferred Stock, our common stockholders may experience numerous negative effects, including dilution from any dividends paid in preferred stock and anti-dilution adjustments. In addition, rights in favor of the holders of our Series B Preferred Stock include seniority in liquidation and dividend preferences; substantial voting rights; and numerous protective provisions. Also, our outstanding Series B Preferred Stock could have the effect of delaying, deferring and discouraging another party from acquiring control of Pacific Ethanol.

Our stock price is highly volatile, which could result in substantial losses for investors purchasing shares of our common stock and in litigation against us.

The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. The market price of our common stock may continue to fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	our ability to maintain contracts that are critical to our operations, including the asset management agreement with the Plant Owners that provide us with the ability to operate the Pacific Ethanol Plants and the marketing agreements with the Plant Owners whose facilities are operational that provide us with the ability to market all ethanol and co-products produced by the Pacific Ethanol Plants;
•	fluctuations in the market price of ethanol and its co-products;
•	the cost of key inputs to the production of ethanol, including corn and natural gas;
•	the volume and timing of the receipt of orders for ethanol from major customers;
•	competitive pricing pressures;
•	our ability to produce, sell and deliver ethanol on a cost-effective and timely basis;
•	the introduction and announcement of one or more new alternatives to ethanol by our competitors;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments or increased enforcement;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel;
•	our inability to obtain financing; and
•	our financing activities and future sales of our common stock or other securities.

Furthermore, we believe that the economic conditions in California and other Western states, as well as the United States as a whole, could have a negative impact on our results of operations. Demand for ethanol could also be adversely affected by a slow-down in overall demand for oxygenate and gasoline additive products. The levels of our ethanol production and purchases for resale will be based upon forecasted demand. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. The failure to receive anticipated orders or to complete delivery in any quarterly period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period, and we may not experience revenue growth or profitability on a quarterly or an annual basis.

The price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of high stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business.

S-13

Any of the risks described above could have a material adverse effect on our results of operations, the price of our common stock, or both.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include our current expectations and projections about future results, performance, business strategy, recent and pending acquisitions, budgets, objectives of management for future operations, legal strategies, prospects and opportunities. We have tried to identify these forward-looking statements by using words like “believe,” “expect,” “may,” “will,” “would,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations, as of the date of this prospectus and any applicable prospectus supplement. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

Forward-looking statements may be made regarding our business, operations, financial performance and condition, earnings, our prospects, as well as regarding our industry generally. Forward-looking statements are not guarantees of performance. You should understand that these factors, in addition to those discussed in “Risk Factors” above and elsewhere in this prospectus, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement

Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections included in such risk factors have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles or any guidelines of the Securities and Exchange Commission. Actual results will vary, perhaps materially, and we undertake no obligation to update the projections at any future date. You are strongly cautioned not to place undue reliance on such projections. All subsequent written and oral forward-looking statements attributable to Pacific Ethanol or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the shares of common stock offered hereby to the holders of our Series B Preferred Stock. The issuance of the shares of common stock offered hereby is in satisfaction of a portion of the amounts owed by us to the holders of Series B Preferred Stock in respect of accrued and unpaid dividends on shares of the Series B Preferred Stock.

S-14

DILUTION

As a result of this offering, our stockholders will experience dilution to the extent of the difference between the price per share of common stock being offered in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2013 was approximately $70.4 million, or $5.90 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of June 30, 2013. After giving effect to the sale in this offering of 196,784 shares of common stock at the public offering price of $3.72 per share, less the estimated offering expenses we expect to pay, our pro forma net tangible book value as of June 30, 2013 would have been approximately $71.1 million, or approximately $5.87 per share. This represents an immediate decrease in net tangible book value per share of approximately $0.03 per share to our existing stockholders. The following table illustrates this calculation on a per share basis:

Net tangible book value per share as of June 30, 2013	$5.90
Decrease per share attributable to the offering	$(0.03)
As adjusted net tangible book value per share as of June 30, 2013 after giving effect to this offering	$5.87

Common stock outstanding immediately prior to this offering	14,421,823 shares
Common stock to be outstanding immediately after this offering	14,618,607 shares

The number of shares of common stock shown above to be outstanding after this offering is based on the 14,421,823 shares outstanding as of September 12, 2013 and excludes the following as of September 12, 2013:

•	257,153 shares of common stock reserved for issuance under our 2006 Plan, of which options to purchase 241,246 shares were outstanding as of that date, at a weighted average exercise price of $4.20 per share;

•	762 shares of common stock reserved for issuance under outstanding options issued under our 2004 Plan, at a weighted average exercise price of $867.23 per share;

•	8,274,525 shares of common stock reserved for issuance under warrants to purchase common stock outstanding as of that date, at a weighted average exercise price of $10.30 per share;

•	569,048 shares of common stock reserved for issuance upon conversion of our Series B Preferred Stock; and

•	any additional shares of common stock we may issue from time to time after that date

As a result of the issuance of securities in this offering, the exercise price of certain of our outstanding warrants will be adjusted downward as a result of weighted-average anti-dilution price protection provisions contained in the agreements governing such securities.

S-15

DESCRIPTION OF COMMON STOCK

In this offering, we are offering 196,784 shares of our common stock to the holders of our Series B Preferred Stock at a negotiated offering price of $3.72 per share. The following is a description of the material terms of our common stock.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 1,684,375 shares are designated as Series A Preferred Stock and 1,580,790 shares are designated as Series B Preferred Stock. As of September 12, 2013, there were 14,421,823 shares of common stock, no shares of Series A Preferred Stock and 926,942 shares of Series B Preferred Stock issued and outstanding. On June 8, 2011, we effected a one-for-seven reverse split of our common stock. On May 14, 2013, we effect a one-for-fifteen reverse split of our common stock. All share information contained in this prospectus reflects the effects of these reverse stock splits. The description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation, including our Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock, or Series A Certificate of Designations, our Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock, or Series B Certificate of Designations, and our bylaws.

Common Stock

All outstanding shares of common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;

•	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our Board;

•	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

•	there are no redemption or sinking fund provisions applicable to our common stock; and

•	there are no preemptive or conversion rights applicable to our common stock.

S-16

PLAN OF DISTRIBUTION

We are offering 196,784 shares of our common stock to all of the holders of our Series B Preferred Stock, including certain of our affiliates, at a negotiated offering price of $3.72 per share. We are issuing the shares pursuant to the terms of an agreement with the holders of our Series B Preferred Stock under which each of the holders of our Series B Preferred Stock has agreed to forbear from exercising its rights with respect to accrued and unpaid dividends on our Series B Preferred Stock owed to such holder until March 31, 2015 in consideration of us paying approximately 17% of the accrued and unpaid dividends owed to such holder in shares of our common stock.

Definitive prospectuses will be distributed to all the holders of our Series B Preferred Stock. We currently anticipate that the closing of the sale of the shares of common stock will take place on or about September 17, 2013. The estimated offering expenses payable by us are approximately $5,000, which includes legal, accounting and printing costs and various other fees.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings for use in the continued development of our business.

Our current and future debt financing arrangements may limit or prevent cash distributions from our subsidiaries to us, depending upon the achievement of certain financial and other operating conditions and our ability to properly service our debt, thereby limiting or preventing us from paying cash dividends. In addition, the holders of our outstanding Series B Preferred Stock are entitled to dividends of 7% per annum, payable quarterly. As of the date of this prospectus supplement, we have approximately $4.4 million of accrued and unpaid dividends on our Series B Preferred Stock. The issuance of the shares of common stock in this offering to the holders of our Series B Preferred Stock will result in a reduction in the amount of the accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock from approximately $4.4 million to approximately $3.7 million. Accumulated and unpaid dividends in respect of our preferred stock must be paid prior to the payment of any dividends to our common stockholders.

TRANSFER AGENT

Our shares of common stock are listed on The NASDAQ Capital Market under the symbol “PEIX.”  The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its telephone number is (718) 921-8200.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by our counsel, Troutman Sanders LLP, Irvine, California.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2012 and 2011 incorporated by reference in this prospectus and registration statement have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion) and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

S-17

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus supplement and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We hereby incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the securities covered by this prospectus supplement, as amended:

•	Current Reports on Form 8-K, filed with the Securities and Exchange Commission on January 10, 2013, January 15, 2013, March 28, 2013, March 28, 2013, March 28, 2013, April 30, 2013, May 8, 2013, May 10, 2013, May 16, 2013, June 18, 2013, June 20, 2013, June 26, 2013, July 24, 2013, July 26, 2013 and July 31, 2013;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the Securities and Exchange Commission on August 7, 2013;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Securities and Exchange Commission on May 15, 2013;

•	Definitive Proxy Statement for the 2013 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 22, 2013;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on April 1, 2013; and

•	The description of our capital stock contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 8, 2007.

We will provide a copy of the documents we incorporate by reference (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, to any person who received this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814, (916) 403-2123. In addition, each document incorporated by reference is readily accessible on our website at www.pacificethanol.net.

You should rely only on the information provided or incorporated by reference in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Rooms.

S-18

PROSPECTUS

PACIFIC ETHANOL, INC.

$100,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

This prospectus relates to the sale from time to time in one or more offerings of up to $100,000,000 of:

•	debt securities, which we may issue in one or more series;

•	shares of our common stock;

•	shares of our preferred stock, which we may issue in one or more series or classes;

•	warrants to purchase our debt securities, common stock or preferred stock; and

•	units.

We will provide the specific terms of any securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

When securities are offered under this prospectus, we will provide you with a prospectus supplement describing the specific securities being offered, the manner in which they are being offered, the offering price of the securities and the net proceeds from the sale of those securities. The securities may be offered separately or together in any combination or as a separate series. You should carefully read this prospectus and any accompanying prospectus supplement, together with any documents incorporated by reference herein and therein, before you invest in our securities. We may sell these securities to or through underwriters, to other purchasers, through dealers or agents or through any combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” The names of the underwriters, dealers and agents, if any, will be set forth in the accompanying prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will also set forth any applicable commissions or discounts payable to them.

Our common stock is traded on The NASDAQ Capital Market under the symbol “PEIX.”  On May 10, 2012, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.94.

_______________

Investing in our securities involves substantial risks.  See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement, and in any other document incorporated by reference herein or therein, for factors you should consider before buying any of our securities.

_______________

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus, up to a total dollar amount of $100,000,000.  This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the Securities and Exchange Commission as indicated under the heading “Where You Can Find Additional Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplements filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with different information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus, the terms “Pacific Ethanol,” “we,” “our” and “us” refer to Pacific Ethanol, Inc. and its consolidated subsidiaries, unless otherwise specified.  Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act.  These forward-looking statements include our current expectations and projections about future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words like “believe,” “expect,” “may,” “will,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations, as of the date of this prospectus and any applicable prospectus supplement. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, those set forth under “Risk Factors” included in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.  Projections included in such risk factors have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles or any guidelines of the Securities and Exchange Commission.  Actual results will vary, perhaps materially, and we undertake no obligation to update the projections at any future date.  You are strongly cautioned not to place undue reliance on such projections.  All subsequent written and oral forward-looking statements attributable to Pacific Ethanol or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PACIFIC ETHANOL, INC.

Overview

We are the leading marketer and producer of low-carbon renewable fuels in the Western United States.

We market all the ethanol produced by four ethanol production facilities located in California, Idaho and Oregon, or Pacific Ethanol Plants, all the ethanol produced by three other ethanol producers in the Western United States and ethanol purchased from other third-party suppliers throughout the United States. We also market ethanol co-products, including wet distillers grains and syrup, or WDG, for the Pacific Ethanol Plants.

We have extensive customer relationships throughout the Western United States. Our ethanol customers are integrated oil companies and gasoline marketers who blend ethanol into gasoline. We arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers in the Western United States, primarily in California,  Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Our WDG customers are dairies and feedlots located near the Pacific Ethanol Plants.

We have extensive supplier relationships throughout the Western and Midwestern United States. In some cases, we have marketing agreements with suppliers to market all of the output of their facilities.

We hold a 34% ownership interest in New PE Holdco LLC, or New PE Holdco, the owner of each of the plant holding companies, or the Plant Owners, that collectively own the Pacific Ethanol Plants. We operate and maintain the Pacific Ethanol Plants under the terms of an asset management agreement with New PE Holdco and the Plant Owners, including supplying all goods and materials necessary to operate and maintain each Pacific Ethanol Plant. In operating the Pacific Ethanol Plants, we direct the production process to obtain optimal production yields, lower costs by leveraging our infrastructure, enter into risk management agreements such as insurance policies and manage commodity risk practices. We are also in complete charge of, and have care and custody over, each Pacific Ethanol Plant that is not operational, and provide recommendations as to when a Pacific Ethanol Plant should become operational. We perform all activities necessary to support a cost effective return of any idled Pacific Ethanol Plant to operational status once New PE Holdco approves our recommendation to re-start an idled Pacific Ethanol Plant.

We market ethanol and WDG produced by the Pacific Ethanol Plants under the terms of separate marketing agreements with the Plant Owners whose facilities are operational. The marketing agreements provide us with the absolute discretion to solicit, negotiate, administer (including payment collection), enforce and execute ethanol and co-product sales agreements with any third party.

The Pacific Ethanol Plants are comprised of the four facilities described immediately below, three of which are currently operational. When market conditions permit, and with approval of New PE Holdco, we intend to resume operations at the Madera, California facility.

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Facility Name	Facility Location	Estimated Annual Capacity (gallons)	Current Operating Status
Magic Valley	Burley, ID	60,000,000	Operating
Columbia	Boardman, OR	40,000,000	Operating
Stockton	Stockton, CA	60,000,000	Operating
Madera	Madera, CA	40,000,000	Idled

We also provide operations, maintenance and accounting services for a 250,000 gallon per year cellulosic integrated biorefinery owned by ZeaChem Inc. in Boardman, Oregon, which is adjacent to the Pacific Ethanol Columbia plant.

Corporate Information

We are a Delaware corporation that was incorporated in February 2005.  Our principal executive offices are located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814.  Our telephone number is (916) 403-2123 and our Internet website is www.pacificethanol.net.  The content of our Internet website does not constitute a part of this prospectus.

In 2006, we began constructing the first of the four Pacific Ethanol Plants and were continuously engaged in plant construction until the fourth facility was completed in 2008. In late 2008 and early 2009, we idled production at three of the Pacific Ethanol Plants due to adverse market conditions and lack of adequate working capital. On May 17, 2009, each of the Plant Owners filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Bankruptcy Code, or Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, or Bankruptcy Court, in an effort to restructure their indebtedness. On April 16, 2010, the Plant Owners filed a joint plan of reorganization, or Plan, with the Bankruptcy Court, which was structured in cooperation with a number of the Plant Owners’ secured lenders. The Bankruptcy Court confirmed the Plan at a hearing on June 8, 2010. On June 29, 2010, or Effective Date, the Plant Owners emerged from bankruptcy under the terms of the Plan. Under the Plan, on the Effective Date, all of the ownership interests in the Plant Owners were transferred to New PE Holdco, which was wholly-owned as of that date by some of the prepetition lenders to the Plant Owners and new lenders to the Plant Owners. As a result, the Pacific Ethanol Plants became wholly-owned by New PE Holdco as of the Effective Date.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected.  If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment.  In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless otherwise specified in the applicable prospectus supplement, we currently expect to use the net proceeds of our sale of securities for general corporate purposes, which may include, among other things, working capital requirements, capital expenditures, acquisitions, acquisitions of additional ownership interests in New PE Holdco, and the repayment of outstanding indebtedness.  Pending these uses, we expect to invest the net proceeds in demand deposit accounts or short-term, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

Our earnings are inadequate to cover fixed charges.  The following table sets forth the dollar amount of the coverage deficiency for all periods (in thousands):

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	1.12x	7.46x	—	—	0.3x
Excess (Deficiency) of Earnings Available to Cover Fixed Charges	$1,985	$72,121	$(310,948)	$(160,371)	$(27,101)

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DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the debt securities that we may offer using this prospectus. Further terms of the debt securities will be stated in the applicable prospectus supplement. The following description and any description of the debt securities in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the applicable indenture, supplemental indenture and form of debt security.

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of Pacific Ethanol. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and an eligible banking institution or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered as exhibits to the registration statement of which this prospectus is a part or such supplemental indentures will be incorporated by reference to reports that we file with the Securities and Exchange Commission. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

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The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The indentures do not limit the amount of other debt that we may incur and do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities offered and the price or prices at which we will offer the debt securities. The description will include:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which we must pay the principal;

•	whether the debt securities will be issued with any original issue discount;

•	whether the debt securities are convertible into common stock or other securities or property and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	whether and under what circumstances, if any, we will pay a premium or additional amounts on any debt securities;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem or retire any debt security, if at all;

•	any obligation to redeem or repurchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities if other than denominations of $1,000 and any integral multiple thereof;

•	the manner in which we will determine the amount of principal of or any premium or interest or additional amounts on the debt securities;

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•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity if other than 100%;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities are defeasible;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures, including whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital shares or the capital shares of our subsidiaries;

o	redeem capital shares;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

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o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders or affiliates;

o	issue or sell shares of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	procedures for any auction or remarketing, if any; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe United States federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than United States dollars in the prospectus supplement.

Conversion and Exchange Rights

The applicable prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property of ours. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

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Unless otherwise indicated in a prospectus supplement, we may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation, in respect of senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to senior indebtedness that permits holders of the senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Securities” and will trade in book-entry form only.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, and shall not permit any other person to consolidate with or merge into us, unless:

•	either: (i) we are the surviving corporation or (ii) the person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than Pacific Ethanol) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the debt securities and under the indentures pursuant to agreements reasonably satisfactory to the indenture trustee;

•	immediately before and after giving pro forma effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, it is anticipated that each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:

•	failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

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•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

•	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

•	failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable indenture trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; and

•	certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary.

If an event of default (other than an event of default with respect to Pacific Ethanol described in the last item listed above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the applicable indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an event of default with respect to Pacific Ethanol described in the last item listed above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security, such specified amount) will automatically, and without any action by the applicable trustee or any holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions in the indentures relating to the duties of the trustees in case an event of default has occurred and is continuing, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustees, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee under the applicable indenture written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

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However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to each trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of an indenture may be made by us and the applicable trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment.  However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or time for payment of any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or the rate of interest on, any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the place or the coin or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment due on any debt security;

•	modify the subordination provisions in the case of subordinated debt securities;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

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The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Each of the indentures provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date:

•	the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

•	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will he deemed to be outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of an original issue discount security the United States dollar equivalent on the date of original issuance of such security of the amount determined as provided immediately above); and

•	certain debt securities, including those owned by us or any of our other affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take such action.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the indenture trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the depositary in accordance with its procedures. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

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Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information, as applicable: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the redemption date the redemption price will become due and payable upon each security to be redeemed and, if applicable, that interest thereon will cease to accrue after such date; the place or places where such debt securities are to be surrendered for payment of the redemption price; and that the redemption is for a sinking fund, if such is the case.

Prior to any redemption date, we will deposit or cause to be deposited with the indenture trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the indenture trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

•	either:

o	all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

o	all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee;

and in either case we have irrevocably deposited with the trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date;

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•	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

•	we have delivered an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of that series have been complied with.

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the indentures relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance.  The indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

•	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit;

•	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

•	we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

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•	we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in the items set forth immediately above and the item set forth immediately below, as applicable, have been complied with;

•	in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our senior debt and no other event of default with respect to any of our senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof: and

•	we have delivered to the trustee an opinion of counsel to the effect that all conditions precedent set forth in first, third or fourth item above have been complied with.

Covenant Defeasance.  The indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain events of default, which are described above in the fifth item listed under “Events of Default” above and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in the second, third, fourth, fifth, sixth and seventh items above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Notices

We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

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Information Concerning the Indenture Trustee

The indenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by an indenture at the request or direction of any of the applicable holders pursuant to such indenture unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated loan may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series, and the corporate trust office of the trustee under the subordinated indenture in The City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 1,684,375 shares are designated as Series A Preferred Stock and 1,580,790 shares are designated as Series B Preferred Stock.  As of May 10, 2012, there were 86,801,993 shares of common stock, no shares of Series A Preferred Stock and 926,942 shares of Series B Preferred Stock issued and outstanding.  On June 8, 2011, we effected a one-for-seven reverse split of our common stock.  All share information contained in this prospectus reflects the effect of this reverse stock split.  The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation, including our Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock, or Series A Certificate of Designations, our Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock, or Series B Certificate of Designations, and our bylaws.

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Common Stock

All outstanding shares of common stock are fully paid and nonassessable.  The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;

•	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors, or Board;

•	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

•	there are no redemption or sinking fund provisions applicable to our common stock; and

•	there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

Our Board is authorized to issue from time to time, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with dividend, redemption, conversion, exchange, voting and other provisions as may be provided in that particular series.  The issuance need not be approved by our common stockholders and need only be approved by holders, if any, of our Series A Preferred Stock and Series B Preferred Stock if, as described below, the shares of preferred stock to be issued have preferences that are senior to or on parity with those of our Series A Preferred Stock and Series B Preferred Stock.

The rights of the holders of our common stock, Series A Preferred Stock and Series B Preferred Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.  Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our Board and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock.  The following is a summary of the terms of the Series A Preferred Stock and the Series B Preferred Stock.

Series B Preferred Stock

As of May 10, 2012, 926,942 shares of Series B Preferred Stock were issued and outstanding and an aggregate of 1,419,210 shares of Series B Preferred Stock had been converted into shares of our common stock.  The converted shares of Series B Preferred Stock have been returned to undesignated preferred stock.  A balance of 653,848 shares of Series B Preferred Stock remain authorized for issuance.

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Rank and Liquidation Preference

Shares of Series B Preferred Stock rank prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of Pacific Ethanol, whether voluntary or involuntary. The liquidation preference of each share of Series B Preferred Stock is equal to $19.50, or Series B Issue Price, plus any accrued but unpaid dividends on the Series B Preferred Stock. If assets remain after the amounts are distributed to the holders of Series B Preferred Stock, the assets shall be distributed pro rata, on an as-converted to common stock basis, to the holders of our common stock and Series B Preferred Stock. The written consent of a majority of the outstanding shares of Series B Preferred Stock is required before we can authorize the issuance of any class or series of capital stock that ranks senior to or on parity with shares of Series B Preferred Stock.

Dividend Rights

As long as shares of Series B Preferred Stock remain outstanding, each holder of shares of Series B Preferred Stock are entitled to receive, and shall be paid quarterly in arrears, in cash out of funds legally available therefor, cumulative dividends, in an amount equal to 7.0% of the Series B Issue Price per share per annum with respect to each share of Series B Preferred Stock.  The dividends may, at our option, be paid in shares of Series B Preferred Stock valued at the Series B Issue Price.  In the event we declare, order, pay or make a dividend or other distribution on our common stock, other than a dividend or distribution made in common stock, the holders of the Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares of our common stock into which the Series B Preferred Stock is convertible on the record date for the dividend or distribution.

The Series B Preferred Stock ranks pari passu with respect to dividends and liquidation rights with the Series A Preferred Stock and pari passu with respect to any class or series of capital stock specifically ranking on parity with the Series B Preferred Stock.

Optional Conversion Rights

Each share of Series B Preferred Stock is convertible at the option of the holder into shares of our common stock at any time.  Each share of Series B Preferred Stock is convertible into the number of shares of common stock as calculated by multiplying the number of shares of Series B Preferred Stock to be converted by the Series B Issue Price, and dividing the result thereof by the Conversion Price.  The “Conversion Price” was initially $45.50 per share of Series B Preferred Stock, subject to adjustment; therefore, each share of Series B Preferred Stock was initially convertible into 0.43 shares of common stock, which number is equal to the quotient of the Series B Issue Price of $19.50 divided by the initial Conversion Price of $45.50 per share of Series B Preferred Stock.  Accrued and unpaid dividends are to be paid in cash upon any conversion.

Mandatory Conversion Rights

In the event of a Transaction which will result in an internal rate of return to holders of Series B Preferred Stock of 25% or more, each share of Series B Preferred Stock shall, concurrently with the closing of the Transaction, be converted into shares of common stock. A “Transaction” is defined as a sale, lease, conveyance or disposition of all or substantially all of our capital stock or assets or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving us or a subsidiary) in which the stockholders immediately prior to the transaction do not retain a majority of the voting power in the surviving entity.  Any mandatory conversion will be made into the number of shares of common stock determined on the same basis as the optional conversion rights above.  Accrued and unpaid dividends are to be paid in cash upon any conversion.

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No shares of Series B Preferred Stock will be converted into common stock on a mandatory basis unless at the time of the proposed conversion we have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of common stock issued or issuable to the holders on conversion of the Series B Preferred Stock then issued or issuable to the holders and the shares of common stock are eligible for trading on The NASDAQ Stock Market (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock).

Conversion Price Adjustments

The Conversion Price is subject to customary adjustment for stock splits, stock combinations, stock dividends, mergers, consolidations, reorganizations, share exchanges, reclassifications, distributions of assets and issuances of convertible securities, and the like. The Conversion Price is also subject to downward adjustments if we issue shares of common stock or securities convertible into or exercisable for shares of common stock, other than specified excluded securities, at per share prices less than the then effective Conversion Price. In this event, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of common stock outstanding immediately prior to the issue or sale multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by us upon such issue or sale, by (ii) the total number of shares of common stock outstanding immediately after the issue or sale.  For purposes of determining the number of shares of common stock outstanding as provided in clauses (i) and (ii) above, the number of shares of common stock issuable upon conversion of all outstanding shares of Series B Preferred Stock, and the exercise of all outstanding securities convertible into or exercisable for shares of common stock, will be deemed to be outstanding.

The Conversion Price will not be adjusted in the case of the issuance or sale of the following: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors under any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our Board; (ii) the Series B Preferred Stock and any common stock issued upon conversion of the Series B Preferred Stock; (iii) securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series B Certificate of Designations; and (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the foregoing.

Voting Rights and Protective Provisions

The Series B Preferred Stock votes together with all other classes and series of our voting stock as a single class on all actions to be taken by our stockholders.  Each share of Series B Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of common stock into which each share of Series B Preferred Stock is convertible on all matters to be voted on by our stockholders, however, the number of votes for each share of Series B Preferred Stock may not exceed the number of shares of common stock into which each share of Series B Preferred Stock would be convertible if the applicable Conversion Price were $45.50 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the shares).

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We are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting as a separate class, to:

•	increase or decrease the total number of authorized shares of Series B Preferred Stock or the authorized shares of our common stock reserved for issuance upon conversion of the Series B Preferred Stock (except as otherwise required by our certificate of incorporation or the Series B Certificate of Designations);

•	increase or decrease the number of authorized shares of preferred stock or common stock (except as otherwise required by our certificate of incorporation or the Series B Certificate of Designations);

•	alter, amend, repeal, substitute or waive any provision of our certificate of incorporation or our bylaws, so as to affect adversely the voting powers, preferences or other rights, including the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series B Preferred Stock, whether by merger, consolidation or otherwise;

•	authorize, create, issue or sell any securities senior to or on parity with the Series B Preferred Stock or securities that are convertible into securities senior to or on parity the Series B Preferred Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

•	authorize, create, issue or sell any securities junior to the Series B Preferred Stock other than common stock or securities that are convertible into securities junior to Series B Preferred Stock other than common stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

•	authorize, create, issue or sell any additional shares of Series B Preferred Stock other than the Series B Preferred Stock initially authorized, created, issued and sold, Series B Preferred Stock issued as payment of dividends and Series B Preferred Stock issued in replacement or exchange therefore;

•	engage in a Transaction that would result in an internal rate of return to holders of Series B Preferred Stock of less than 25%;

•	declare or pay any dividends or distributions on our capital stock in a cumulative amount in excess of the dividends and distributions paid on the Series B Preferred Stock in accordance with the Series B Certificate of Designations;

•	authorize or effect the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of our business; or

•	purchase, redeem or otherwise acquire any of our capital stock other than Series B Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, our capital stock or securities convertible into or exchangeable for our capital stock.

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Reservation of Shares

We initially were required to reserve 3,000,000 shares of common stock for issuance upon conversion of shares of Series B Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series B Preferred Stock.

Series A Preferred Stock

As of May 10, 2012, no shares of Series A Preferred Stock were issued and outstanding and an aggregate of 5,315,625 shares of Series A Preferred Stock had been converted into shares of our common stock and returned to undesignated preferred stock.  A balance of 1,684,375 shares of Series A Preferred Stock remain authorized for issuance.  The rights and preferences of the Series A Preferred Stock are substantially the same as the Series B Preferred Stock, except as follows:

•	the Series A Issue Price, on which the Series A Preferred Stock liquidation preference is based, is $16.00 per share;

•	dividends accrue and are payable at a rate per annum of 5.0% of the Series A Issue Price per share;

•	each share of Series A Preferred Stock is convertible at a rate equal to the Series A Issue Price divided by an initial Conversion Price of $56.00 per share;

•	holders of the Series A Preferred Stock have a number of votes equal to the number of shares of common stock into which each share of Series A Preferred Stock is convertible on all matters to be voted on by our stockholders, voting together as a single class; provided, however, that the number of votes for each share of Series A Preferred Stock shall not exceed the number of shares of common stock into which each share of Series A Preferred Stock would be convertible if the applicable Conversion Price were $62.93 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the shares); and

•	we are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class, to:

o	change the number of members of our Board to be more than nine members or less than seven members;

o	effect any material change in our industry focus or that of our subsidiaries, considered on a consolidated basis;

o	authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction or series of transactions with one of our or our subsidiaries’ current or former officers, directors or members with value in excess of $100,000, excluding compensation or the grant of options approved by our Board; or

o	authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction with any entity or person that is affiliated with any of our or our subsidiaries’ current or former directors, officers or members, excluding any director nominated by the initial holder of the Series B Preferred Stock.

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Preemptive Rights

Holders of our Series A Preferred Stock have preemptive rights to purchase a pro rata portion of all capital stock or securities convertible into capital stock that we issue, sell or exchange, or agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange.  We must deliver each holder of our Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of capital stock or securities convertible into capital stock which must include a description of the securities and the price and other terms upon which they are to be issued, sold or exchanged together with the identity of the persons or entities (if known) to which or with which the securities are to be issued, sold or exchanged, and an offer to issue and sell to or exchange with the holder of the Series A Preferred Stock the holder’s pro rata portion of the securities, and any additional amount of the securities should the other holders of Series A Preferred Stock subscribe for less than the full amounts for which they are entitled to subscribe. In the case of a public offering of our common stock for a purchase price of at least $12.00 per share and a total gross offering price of at least $50 million, the preemptive rights of the holders of the Series A Preferred Stock shall be limited to 50% of the securities.  Holders of our Series A Preferred Stock have a 30 day period during which to accept the offer.  We will have 90 days from the expiration of this 30 day period to issue, sell or exchange all or any part of the securities as to which the offer has not been accepted by the holders of the Series A Preferred Stock, but only as to the offerees or purchasers described in the offer and only upon the terms and conditions that are not more favorable, in the aggregate, to the offerees or purchasers or less favorable to us than those contained in the offer.

The preemptive rights of the holders of the Series A Preferred Stock shall not apply to any of the following securities: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors under any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our Board; (ii) the Series A Preferred Stock and any common stock issued upon conversion of the Series A Preferred Stock; (iii) securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series A Certificate of Designations; (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the Series A Certificate of Designations; and (v) the issuance of our securities issued for consideration other than cash as a result of a merger, consolidation, acquisition or similar business combination by us approved by our Board.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

A number of provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of us.  These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.  These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Pacific Ethanol.

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Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers.  In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under specified circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the stockholder) (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities.  We expect the existence of its provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance.  We also anticipate that Section 203 of the DGCL may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts.  These provisions may also have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF PREFERRED STOCK

We may issue up to 6,734,835 shares of preferred stock, par value $0.001 per share, from time to time in one or more classes or series, with the exact terms of each series or class established by our Board. Without seeking stockholder approval, our Board may issue preferred stock with voting and other rights that are greater than the rights of our common stock and could adversely affect the voting power of the holders of our common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series or class will be determined by our Board and set forth in a certificate of designations relating to such series or class that will amend our Certificate of Incorporation. We will include each certificate of designations as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designations for a complete description of all of the terms.

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This section describes the general terms of the preferred stock that we may offer using this prospectus. Further terms of the preferred stock will be stated in the applicable prospectus supplement. The following description and any description of the preferred stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the certificate of designations.

Terms

You should refer to the applicable prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•	the maximum number of shares in the series or class and the distinctive designation;

•	number of shares offered and initial offering price;

•	the terms on which dividends, if any, will be paid;

•	the terms of any preemptive rights;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the repurchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•	terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the voting rights, if any, on the shares of the series;

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares; and

•	any material United States federal income tax consequences.

The issuance of preferred stock may delay, deter or prevent a change in control.

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Ranking

Unless we provide otherwise in an applicable prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered preferred stock; and

•	junior to all of our equity securities ranking senior to the offered preferred stock.

As used herein, the term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding shares or series of shares, our preferred stockholders are entitled to receive dividends, if any, when and as authorized by our Board, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital shares ranking senior, an amount equal to the stated or liquidation value of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their our preferred stock if the shares were paid in full.

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Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those preferred stock. These terms typically will include number of shares of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar

We will identify in a prospectus supplement the transfer agent and registrar for any series of preferred stock offered by this prospectus.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the warrants to purchase common stock, preferred stock and/or debt securities that we may offer using this prospectus. Further terms of the warrants will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the warrant and warrant agreement.

General

We may issue additional warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;

•	aggregate number of warrants;

•	price or prices at which the warrants will be issued;

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•	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

•	purchase price for each security purchasable on exercise of the warrants;

•	the terms for changes to or adjustments in the exercise price, if any;

•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	terms of any right that we may have to redeem the warrants;

•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	name and address of the warrant agent, if any;

•	information with respect to book-entry procedures;

•	any material United States federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Outstanding Warrants

As of May 10, 2012, we had outstanding warrants to purchase 6,139,674 shares of our common stock at exercise prices ranging from $0.45 to $49.70 per share.  These outstanding warrants consist of warrants to purchase an aggregate of 252,101 shares of common stock at an exercise price of $0.45 per share expiring in 2017, warrants to purchase an aggregate of 4,956,250 shares of common stock at an exercise price of $1.50 per share expiring in 2016, warrants to purchase an aggregate of 502,750 shares of common stock at an exercise price of $49.00 per share expiring in 2018, and warrants to purchase an aggregate of 428,573 shares of common stock at an exercise price of $49.70 per share expiring in 2013.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any document applicable to the securities comprising the units. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

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This section describes the general terms of the units that we may offer using this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units and the related documents applicable to the securities constituting the units.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement. Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;

•	aggregate number of units;

•	price or prices at which the units will be issued;

•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	name and address of the unit agent;

•	information with respect to book-entry procedures;

•	any material United States federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

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Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. We expect that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Company, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by other financial companies, including the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our Certificate of Incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

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Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

We expect DTC to advise us that DTC will take any action permitted to be taken by a registered holder of any securities under our Certificate of Incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

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Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any indenture trustee, any depositary, any rights agent, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

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We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

There is currently no market for any of the securities, other than the shares of common stock listed on The NASDAQ Capital Market. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could he discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing the debt securities on any securities exchange; any such listing with respect to any particular debt securities will be described in the applicable prospectus supplement.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them or their controlling persons against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of and the respective amounts underwritten by any underwriters, dealers or agents, nature of the underwriters’ obligation to purchase the securities, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The nature and amount of discounts and commissions to underwriters for each security and in total will be provided in tabular format.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not exceed 8% of the gross proceeds received by us for the sale of any securities offered pursuant to this prospectus and any applicable prospectus supplement.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Rutan & Tucker, LLP.

EXPERTS

The financial statements incorporated by reference in this prospectus and registration statement have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion) and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form   S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement.  Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus, reference is made to the registration statement and its exhibits and schedules.  We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the Securities and Exchange Commission.  The public may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The registration statement, including its exhibits and schedules, may be inspected at the Public Reference Room. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including Pacific Ethanol, that file electronically with the Securities and Exchange Commission.  The Securities and Exchange Commission’s Internet website address is http://www.sec.gov. Our Internet website address is http://www.pacificethanol.net/.

We do not anticipate that we will send an annual report to our stockholders until and unless we are required to do so by the rules of the Securities and Exchange Commission.

All trademarks or trade names referred to in this prospectus are the property of their respective owners.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission.  This means that we can disclose important information to you by referring you to another filed document.  Any information referred to in this way is considered part of this prospectus from the date we file that document.  Any reports filed by us with the Securities and  Exchange Commission after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.  Accordingly, we incorporate by reference the following documents or information filed with the Securities and Exchange Commission:

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 filed with the Securities and Exchange Commission on May 11, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2012;

•	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, which we filed with the Securities and Exchange Commission on April 13, 2012;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which we filed with the Securities and Exchange Commission on March 8, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2012;

•	The description of our capital stock contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2007; and

•	All documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with Securities and Exchange Commission rules.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who received this prospectus.  To request a copy of any or all of these documents, you should write or telephone us at:  Investor Relations, Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814, (916) 403-2123.  In addition, each document incorporated by reference is readily accessible on our website at www.pacificethanol.net.

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196,784 Shares of Common Stock

PACIFIC ETHANOL, INC.

PROSPECTUS SUPPLEMENT

September 13, 2013